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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 9, 2000, with respect to the financial statements of Human Genome Sciences, Inc. included in the Form 10-K for the year ended December 31, 1999, in the following Registration Statements:

     (1) Registration Statement Number 33-79020 on Form S-8

     (2) Registration Statement Number 33-79022 on Form S-8

     (3) Registration Statement Number 333-85319 on Form S-3

     (4) Registration Statement Number 333-96387 on Form S-3



                                                      /s/ Ernst & Young LLP


McLean, Virginia
March 14, 2000